SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
     Filed by the registrant Filed by a party other than the registrant Check the appropriate box:
      Preliminary proxy statement Confidential, for Use of the Commission Only Definitive proxy statement (as permitted by Rule 14a-6(e)(2)) Definitive additional materials Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                     FRANKLIN CREDIT MANAGEMENT CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,  if other than the Registrant)Payment of filing fee (Check the appropriate box): $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
      $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
      14a-6(i)(3). Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
                            Six Harrison Street
                          New York, New York 10013


                                                                 June 5, 1996




To Our Stockholders:

      You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Franklin Credit Management Corporation (the "Company"), which will be held at the corporate offices of the Company, located at Six Harrison Street, Sixth Floor, New York, New York, on Wednesday June 26, 1996, at 10:00 A.M., New York time.

      The Notice of Annual Meeting and Proxy Statement covering the formal business to be conducted at the Annual Meeting follow this letter and are accompanied by the Company's Annual Report for the fiscal year ended December 31, 1995.

      We hope you will attend the Annual Meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.

                                    Sincerely yours,





                                      THOMAS J. AXON
                                          President

                        FRANKLIN CREDIT MANAGEMENT CORPORATION
                                 Six Harrison Street
                              New York, New York 10013
                                  (212) 925-8745


                   NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                                  June 26, 1996



      Notice is hereby given that the Annual Meeting of Stockholders of Franklin Credit Management Corporation (the "Company") will be held at the corporate offices of the Company, located at Six Harrison Street, Sixth Floor, New York, New York, at 10:00 A.M., New York time, on Wednesday, June 26, 1996 for the following purposes:

      1. to elect three Directors to Class 2 of the Company's Board of Directors;

      2.  to approve the Company's 1996 Stock Incentive Plan;

      3. to ratify the appointment of McGladrey & Pullen as the Company's independent public auditors for the fiscal year ending
          December 31, 1996; and

      4. to transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

      The Board of Directors unanimously recommends that you vote FOR the election of all three nominees as Directors, FOR the adoption of the Company's 1996 Stock Incentive Plan, and FOR the approval of the appointment of the independent public auditors.

      Stockholders of record at the close of business on June 5, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

      Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy in the reply envelope provided which requires no postage if mailed in the United States. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy. By promptly returning your proxy, you will greatly assist us in preparing for the Annual Meeting.

                                    By Order of the Board of Directors,


                                    THOMAS J. AXON
                                    President



New York, New York
June 5, 1996

                         FRANKLIN CREDIT MANAGEMENT CORPORATION
                                  Six Harrison Street
                               New York, New York 10013
                                    (212) 925-8745

                               PROXY STATEMENT FOR
                       1996 ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 26, 1996



General Information

      This Proxy Statement and the enclosed form of proxy are being furnished, commencing on or about June 5, 1996, in connection with the solicitation of proxies in the enclosed form by the Board of Directors of Franklin Credit Management Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders ("Stockholders") of the Company (the "Annual Meeting"). The Annual Meeting will be held at the corporate offices of the Company, located at Six Harrison Street, Sixth Floor, New York, New York, at 10:00 A.M., New York time, on June 26, 1996, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of 1996 Annual Meeting of Stockholders.

      The annual report of the Company, containing financial statements of the Company as of December 31, 1995, and for the year then ended (the "Annual Report"), has been delivered or is included with this proxy statement.

      A list of the Stockholders entitled to vote at the Annual Meeting will be available for examination by Stockholders during ordinary business hours for a period of ten days prior to the Annual Meeting at the corporate offices of the Company. A Stockholder list will also be available for examination at the Annual Meeting.

      If you are unable to attend the Annual Meeting, you may vote by proxy on any matter to come before that meeting. The enclosed proxy is being solicited by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted 1. FOR the election as Directors of the nominees named below under the caption "Election of Directors" to Class 2 of the Board of Directors, 2. FOR the approval of the Franklin Credit Management Corporation 1996 Stock Incentive Plan (the "Plan Adoption Proposal"), 3. FOR the ratification of the appointment of McGladrey & Pullen ("M&P") as independent public auditors for the Company's fiscal year ending December 31, 1996, and 4. in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. Attendance in person at the Annual Meeting will not of itself revoke a proxy; however, any Stockholder who does attend the Annual Meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by timely submitting a properly executed proxy with a later date or by sending a written notice of revocation to the Secretary of the Company at the Company's principal executive offices.

      This Proxy Statement and the accompanying form of proxy are being mailed to Stockholders of the Company on or about June 5, 1996.

      Following the original mailing of proxy solicitation material, executive and other employees of the Company and professional proxy solicitors may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Company's Common Stock to forward proxy solicitation material to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwarding. The cost of soliciting proxies in the enclosed form will be borne by the Company.

      The Company's Board of Directors has unanimously voted to recommend that you vote for the nominees for election to the Board of Directors listed below, for the Plan Adoption Proposal and for the appointment of M&P as the independent public auditors of the Company for the fiscal year ended December 31, 1996.

Voting of Shares

      The holders of one-third of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded from exercising their discretion on certain types of proposals. However, brokers have discretionary authority to vote on all the proposals being submitted hereby to the Stockholders other than the Plan Adoption Proposal. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

      The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and Broker non-votes will not affect the outcome of the election; votes that are withheld will be excluded entirely from the vote and will have no effect. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for 5. the approval of the Plan Adoption Proposal and 6. the appointment of the independent public auditors. On these matters the abstentions will have the same effect as a negative vote. Because Broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, a Broker non-vote will have no effect on the outcome.

      The Company will appoint an inspector to act at the Annual Meeting who will: (1) ascertain the number of shares outstanding and the voting powers of each; (2) determine the shares represented at the Annual Meeting and the validity of the proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determinations by such inspector; and (5) certify his determination of the number of shares represented at the Annual Meeting and his count of all votes and ballots.

      Only Stockholders of record at the close of business on June 5, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on June 5, 1996, there were outstanding 5,514,121 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting and any adjournment or postponement thereof, with no cumulative voting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of June 5, 1996, the number of shares of Common Stock (and the percentage of the Company's Common Stock) beneficially owned by (i) each person known (based solely on Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission") to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each Director and nominee for Director of the Company, (iii) the Named Executives (as defined in "Executive Compensation" below), and (iv) all Directors and executive Officers of the Company as a group (based upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

Name and Address                Number of Shares       Percentage (%)
                               Beneficially Owned      of Common Stock
Thomas J. Axon(1)(2)                 2,778,739               50.4%

Frank B. Evans, Jr.(1)(3)              927,257               16.8%

Joseph Caiazzo(1)                         0                    *

Vincent A. Merola                      295,938                5.4%
25 Wildwood Court
Montvale, NJ 07645

James B. Murphy(1)                     207,549                3.8%

Joseph Bartfield(1)                       0                    *

Robert Chiste(1)                        45,058                 *

Steven W. Lefkowitz(1)                    0                    *

Allan R. Lyons(1)                         0                    *

William F. Sullivan(1)                   3,700                 *

Eugene T. Wilkinson(1)                  15,514                 *


All Directors and Officers as a
group (8 per-sons)                   4,273,755               77.5%



*  Indicates beneficial ownership of less than one (1%) percent.

(1) Mailing address: c/o Franklin Credit Management Corporation, Six Harrison Street, New York, New York 10013.

(2) Includes 11,611 beneficially owned by Mr.Axon's mother, Ann Axon, with respect to which shares Mr. Axon disclaims beneficial ownership and 1,034 shares owned of record by him as custodian for a minor child.

(3) Includes 5,225 shares beneficially owned by Mr.Evans' father, Frank Evans, with respect to which shares Mr. Evans disclaims beneficial ownership.


                                        3

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms that they file.

      Based solely on review of the copies of such reports furnished to the Company, the Company believes that during the fiscal year ended December 31, 1995 ("Fiscal 1995") all Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten percent stockholders were complied with; except that one report covering a single transaction was filed late by Thomas J. Axon and one report covering a single transaction was filed late by Eugene T. Wilkinson.


                               PROPOSALS

      The Company's Board of Directors has unanimously voted to recommend the nominees for election to the Board of Directors listed below, for the Plan Adoption Proposal and for the appointment of M&P as the independent public auditors of the Company for the fiscal year ending December 31, 1996.


                  PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election

      The Board of Directors is divided into three classes. Each class is elected in a different year for a term of three years, except to the extent that shorter terms may be required to effect an appropriate balance among the classes in the event of an increase in the number of Directors. It is proposed to elect three Directors to Class 2 of the Company's Board of Directors, each for a term of three years. All of the nominees, set forth in the table below, are currently members of the Board of Directors. Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine.

      The following sets forth certain information with respect to each of the three nominees to Class 2 of the Board of Directors as well as to the remaining Directors and executive Officers of the Company:


                                        Year First
Name                         Age     Elected Director       Office

Nominees to the Board

Allan R. Lyons               56            1994             Director

William F. Sullivan          46            ----               ----

Eugene T. Wilkinson          46            1994             Director






                                        4



                                        Year First
Name                         Age     Elected Director       Office

Other Directors and
Executive Officers

Thomas J. Axon               44            1988       President, Chief
                                                      Executive Officer and
                                                      Director

Frank B. Evans, Jr.          44            1994       Vice President, Chief
                                                      Financial Officer,
                                                      Treasurer and Director

Joseph Bartfield             40            1994       Director

Joseph Caiazzo               38            1994       Vice President, Chief
                                                      Operating Officer and
                                                      Director

Robert Chiste                48            1994       Director

Steven W. Lefkowitz          40            1996       Director

                        NOMINEES TO CLASS 2 DIRECTOR
                            FOR TERM ENDING 1999

      Allan R. Lyons has served as a Director of the Company since December 30, 1994. Mr. Lyons is a Certified Public Accountant who has been a principal in Piaker & Lyons, P.C. and its predecessors since 1968. He is engaged primarily in estate, tax and financial planning services including investment structuring. Mr. Lyons has been a Director of Starlog Franchise Corporation since August 1993, and a Director of The Score Board, Inc., a corporation primarily engaged in the sale of sports and entertainment memorabilia since June 1990.

      William F. Sullivan has been a Partner at Marnik & Sullivan, a general practice law firm since 1985. He is admitted to both the New York State and Massachusetts Bar Associations. He graduated from Suffolk University School of Law and holds a Bachelor of Arts degree in political science from the University of Massachusetts.

      Eugene T. Wilkinson has served as a Director of the Company since December 30, 1994. Mr. Wilkinson has served as President and CEO of Management Facilities Corporation ("MFC"), a Warren, New Jersey reinsurance facilities manager, underwriter and consultant primarily in the health care field since 1987.


                 CLASS 3 DIRECTORS WITH TERMS EXPIRING 1997

      Frank B. Evans, Jr. has served as Vice President, Treasurer, Chief Financial Officer, and a Director of the Company since December 30, 1994. Mr. Evans also served as the Secretary, Treasurer, a Vice President and a Director of Franklin Credit Management Corporation ("Franklin"), which merged on December 30, 1994 with the Company (the "Merger"), which until the Merger had operated under the name Miramar Resources, Inc. ("Miramar"), from its inception in 1990 until the Merger. Mr. Evans is CEO of Convault Mid Atlantic, Inc., an environmental products company located in McLean, Virginia. Since 1986, Mr. Evans has served as the President of First Chesapeake Capital Corporation, a financial services firm providing investment banking and portfolio consulting services, and as the President of First Chesapeake Futures Corporation, a general partner of two managed futures funds with approximately $4,500,000 in total assets. Mr. Evans is a Certified Public Accountant and received a Bachelor of Science degree from the University of Maryland and a Masters degree in business administration from the University of Southern California.

     Thomas J. Axon has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since December 30, 1994. Mr. Axon has also served as Director of Franklin since May 1988 and the President of Franklin since October 8, 1991. Prior to the Merger, Mr. Axon served as President and Director of Franklin from its inception in 1990. Since 1984, Mr. Axon has also served as the President of Axon Associates, Inc., a company engaged in consumer financing. Since 1985, Mr. Axon has been the president of RMTS Associates, Inc. ("RMTS"), an insurance consulting and underwriting business with emphasis in professional sports, medical stop loss insurance and large risk management. Mr.Axon received a Bachelor of Arts in economics from Franklin and Marshall College and attended the New York University Graduate School of Business.

     Steven W. Lefkowitz is the founder and President of Wade Capital Corporation, a privately held investment firm organized in 1990. From 1988 to 1990, Mr.Lefkowitz served as a Vice President of Corporate Finance for Drexel Burnham Lambert, Incorporated, where he had been employed since 1985. Mr. Lefkowitz serves on the Board of Directors of American Film Technologies, Inc. and several private companies. Mr.Lefkowitz holds a Bachelor of Arts degree in history from Dartmouth College and a Masters degree in business administration from Columbia University.


                    CLASS 1 DIRECTORS WITH TERMS EXPIRING 1998

      Joseph Bartfield has served as a Director of the Company since December 30, 1994. Mr. Bartfield has practiced law in New York State since 1980. Since 1988 he has been self-employed, specializing in commercial and real estate law with particular emphasis on commercial litigation and commercial arbitration. He graduated from New York Law School and holds a masters degree in political science from Long Island University.

      Joseph Caiazzo has served as a Director of the Company since December 30, 1994 and as a Vice President and Chief Operating Officer since March 25, 1996. From 1989 to March 1996, Mr. Caiazzo served as corporate controller of R.C. Dolner, Inc., a general contractor. He holds a Bachelor of Science from St. Francis College and a Master of Business Administration in Finance from Long Island University.

      Robert Chiste has served as a Director of the Company since December 30, 1994. Since November 1994 Mr. Chiste has served as Chief Executive Officer and a Director of Allwaste, Inc. From February 1986 to November 1994, Mr. Chiste served as Chief Executive Officer and President of American National Power, Inc., successor to Transco Energy Ventures Company. Mr. Chiste holds a Bachelor of Science with honors in mathematics from Trenton State College, a J.D. cum laude from Rutgers University School of Law and a Master of Business Administration cum laude from Rutgers University School of Management.

      All Directors hold office until the expiration of the three year term of the class of Directors to which they were elected and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Company's Officers are elected by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Currently none of the Company's Officers have employment agreements with the Company. Pursuant to the By-laws of the Company, the Board of Directors has set the number of Directors at nine with three classes of three Directors each. Nine Directors are currently serving. No familial relationships exist between any Directors or executive Officers of the Company.

Committees of the Board of Directors

      The Company's Board of Directors has an Audit Committee and, if the Plan Adoption Proposal is approved by the Stockholders, may form a Compensation Committee to administer such plan. Messrs. Bartfield, Lyons and Wilkinson serve on the Audit Committee. The Audit Committee meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of the annual audit and other services before they are undertaken by the Company's auditors, and reviews the adequacy and effectiveness of the Company's internal accounting controls.


Meetings of the Board of Directors and its Committees

      During Fiscal 1995, there were 5 meetings of the Board of Directors of the Company, and 1 meeting of the Audit Committee. No Director attended fewer than 75% of the aggregate of the number of meetings of the Board of Directors and of any committee on which he served.

Compensation of Directors

      The Directors received no compensation for their service as Directors of the Company.


                          EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation earned by or paid to Thomas J. Axon, the Chief Executive Officer of the Company, and Harvey R. Hirschfeld, the only other executive Officer of the Company who earned over $100,000 (together, the "Named Executives") in Fiscal 1995. Mr. Hirschfeld served as Senior Vice President, Assistant Treasurer, Chief Operating Officer and a Director of the Company until his resignation to pursue other interests in February, 1996. The Company awarded or paid such compensation to such persons for services rendered in all capacities during the applicable fiscal years.

                         SUMMARY COMPENSATION TABLE
                                                  Annual Compensation
                                       ---------------------------------------
    Name and                                                   Other Annual
Principal Position     Fiscal Year    Salary($)    Bonus($)   Compensation ($)
- ------------------------------------------------------------------------------
Thomas J. Axon-Chief       1995            $ 0        -            $7,000(1)
Executive Officer          1994            $ 0        -            $7,000(1)
                           1993       $108,000        -                -

Harvey R. Hirschfeld       1995       $130,962        -                -
Senior Vice President      1994       $100,000     $5,000              -
Assistant Treasurer        1993        $75,000    $30,000              -
and Chief Operating
Officer (2)

(1) Represents health insurance benefits received by Mr. Axon.
(2) Resigned effective February 29, 1996.

Certain Relationships and Related Transaction.

     During Fiscal 1995, the Company held an undivided 60% interest in an office condominium unit located on the Sixth Floor of Six Harrison Street, New York, New York, which housed the Company's principal executive offices. The entire condominium unit serves as collateral for a loan (the "Loan") from an unaffiliated lending institution to RMTS, of which Thomas J. Axon owns 80% of the outstanding stock. During fiscal 1994 and fiscal 1995, Franklin and the Company, respectively, paid RMTS on a monthly basis an amount equal to 60% of the principal and interest due on the obligation secured by the condominium, as well as certain pro-rated operating costs associated with use of the office. On December 31, 1995, the Company purchased the remaining undivided interests in the condominium unit from RMTS and Axon Associates, Inc. ("Axon"), for the assumption by the Company of the obligation to pay all principal and interest under the Loan and a purchase price of $150,000, half of which is due to each of RMTS and Axon. In payment of such amounts the Company issued to RMTS and to Axon 7% Demand Notes which are reflected on the financial statements of the Company as Notes Payable to Affiliates at December 31, 1995. Thomas J. Axon owns 100% of the outstanding stock of Axon.

Pursuant to the purchase agreement, the Company has guaranteed the obligations secured by the condominium unit. The Company has guaranteed a line of credit with a maximum borrowing amount of $250,000, maintained by RMTS at a bank. The line of credit is collateralized by the condominium and is payable on demand, with interest at a rate of prime plus one-half percent, payable monthly. An amount of $125,000 was drawn in December 1992, and the proceeds were used for improvements to the office condominium unit located at Six Harrison Street, New York, New York. As of February 1996, the line had been repaid in full.

On May 3, 1995, the Company entered into a letter agreement with Wade Capital Corporation ("WCC"), of which Steven W. Lefkowitz, a member of the Company's Board of Directors, serves as President, pursuant to which WCC was retained through April 30, 1996 to provide financial advisory services to the Company. In consideration for the services, the Company agreed to pay WCC a monthly retainer of $2,500 and a success fee based upon performance parameters, and to issue WCC a five year warrant to purchase 5% of the amount of the Company's securities issued in any transaction. The Company has paid WCC the $30,000 of retainer fees owed to date.


          Vote Required for Approval of the Election of Directors

         The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and Broker non-votes will not affect the outcome of the Election. Proxies solicited by the Board of Directors will be voted for each of the nominees listed above, unless Stockholders specify otherwise.

         The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above.


PROPOSAL 2 - APPROVAL OF THE FRANKLIN CAPITAL MANAGEMENT 1996 STOCK
               INCENTIVE PLAN

      There will be presented to the meeting a proposal to approve the adoption of the Company's 1996 Stock Incentive Plan (the "Plan"). The Board of Directors believes that the Plan will provide certain Officers, Directors and other employees of the Company, and consultants to the Company, an incentive to enter into and remain in the service of the Company, to enhance the long-term performance of the Company and to acquire a proprietary interest in the success of the Company.

      The Plan was adopted by the Board of Directors on May 23, 1996, subject to the approval of Stockholders; all awards made under the Plan are subject in their entirety to such Stockholder approval.

General

      The Plan is designed to provide additional incentives for Officers, other key employees and non-employee Directors of the Company to promote the success of the business and to enhance the Company's ability to attract and retain the services of qualified persons.

      The Plan will provide for the issuance of a total of up to 600,000 authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for purposes of the Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award are available for other awards under the Plan.

      Awards under the Plan may be made in the form of (i) incentive stock options or (ii) non-qualified stock options (incentive and non-qualified stock options are collectively referred to as "options"). Awards may be made to such Officers, Directors and other employees of the Company and its subsidiaries (including employees who are Directors), and to such consultants to the Company as the Committee shall in its discretion select (collectively, "key persons"). Administration

      The Administrator of the Plan (the "Administrator") will be either the Board of Directors, or, at the discretion of the Board of Directors, a committee, composed of not fewer than two Directors. To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, Committee members shall be "outside Directors" within the meaning of Section 162(m). The Administrator will be authorized to construe, interpret and implement the provisions of the Plan, to select the key persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The determinations of the Administrator will be made in its sole discretion and are conclusive.

      Unless sooner terminated by the Board of Directors, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board of Directors. All awards made under the Plan prior to its termination shall remain in effect until they are satisfied or terminated. The Board of Directors may, without Stockholder approval, suspend, discontinue, revise or amend the Plan at any time or from time to time, subject to certain limitations. In the event of a stock dividend, stock split, recapitalization or the like, the Administrator will equitably adjust the aggregate number of shares subject to the Plan, the number of shares subject to each outstanding award, and the exercise price of each outstanding option.

Grants Under the Plan

      Options granted under the Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of any incentive stock options granted under the Plan may not be less than the fair market value of the Common Stock at the time the option is granted, provided that, with respect to an incentive stock option granted to an optionee who is or will be the beneficial owner of more than 10% of the combined voting power of all classes of the Company's stock, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of any non-qualified stock options granted under the Plan may be less than the fair market value of the Common Stock but not less than $.01 per share, the par value thereof.

      Incentive stock options and non-qualified stock options may be granted with terms of no more than ten years from the date of grant, provided that in the case of an incentive stock option granted to an optionee who is or, after such grant, will be the beneficial owner of more than 10% of the combined voting power of all classes of the Company's stock, the term of such option may not exceed five years. Options will survive for a limited time after the optionee's death, disability or normal retirement from the Company. Any shares as to which an option expires, lapses unexercised, or is terminated or cancelled may be subject to a new option.

      Unless otherwise determined by the Administrator, in his sole discretion, options are to become exercisable cumulatively over a four-year period, with 25% of the options becoming exercisable on each of the first four anniversaries of the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Administrator, provided that in the case of an incentive stock option the option exercise price shall be no less than 100% of the closing price of Common Stock on the date of grant and, in the case of a non-qualified stock option, the option exercise price shall be no less than par value. The option exercise price is payable in cash, or, with the consent of the Administrator, by surrender of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or by such other payment method as the Administrator may prescribe.

Termination of Employment or Service

      Unless the Administrator otherwise specifies: (i) all options not yet exercised shall terminate upon termination of the grantee's employment or service by reason of discharge for cause; (ii) if a grantee's employment or service terminates for reasons other than cause or death or disability, the grantee's options generally will be exercisable for 90 days (extendable to one year by the Administrator) after termination to the extent that they were exercisable at termination, but not after the expiration date of the award; and
(iii) if a grantee dies while in the Company's employ or service or during the aforementioned post-employment exercise period, the grantee's options will, to the extent exercisable immediately prior to death, generally remain exercisable for one year after the date of death, but not after the expiration date of the award.

Federal Income Tax Consequences of Plan Awards

      The following brief description of the tax consequences of awards under the Plan is based on present Federal tax laws, and does not purport to be a complete description of the Federal tax consequences of the Plan.

      There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of an option. Upon exercise of an incentive stock option, the optionee will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain to the optionee will be treated as capital gain. Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. Upon exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

      Limitations on the Company's Compensation Deduction. Section 162(m) of the Code will limit the deduction which the Company may take for otherwise deductible compensation payable to certain executive Officers to the extent that compensation paid to such Officers for a year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's Stockholders and meets certain other criteria. Although the Company believes that compensation realized from stock options and stock appreciation rights granted under the Plan generally will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Code, there is no assurance that such awards will satisfy such requirements, and, accordingly, the Company may be limited by
Section 162(m) in the amount of deductions it would otherwise be entitled to take with respect to such awards under the Plan.

      Tax Withholding. The Committee may require payments from participants in the Plan, or withhold from payments due to be made thereunder, in order to satisfy applicable withholding tax requirements.


            Vote Required for Approval of the Plan Adoption Proposal

      Approval of the Plan Adoption Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon at the Annual Meeting. Proxies solicited by the Board of Directors will be voted for the Plan Adoption Proposal, unless Stockholders specify otherwise.

      The Board of Directors unanimously recommends a vote FOR the authorization of the Plan Adoption Proposal.





             PROPOSAL 3 - APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

      The firm of McGladrey & Pullen, independent certified public auditors, has audited the Company's financial statements for Fiscal 1995 and for one year prior thereto. The Board of Directors has appointed M&P as the Company's independent public auditors for the fiscal year ending December 31, 1996, and the Stockholders will be asked to ratify such appointment. It is expected that a representative of M&P will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Most Recent Fiscal Years

      In each of the last two completed fiscal years, the Company has received unqualified accountants' opinions from the accounting firm of McGladrey & Pullen with respect to the Company's financial statements.

Changes in Certifying Accountant.

      On January 24, 1994, prior to its merger with Franklin Credit Management Corporation and its change of name, Miramar dismissed the accounting firm of Hoffman, Dykes & Fitzgerald, P.C. as the independent accountants for Miramar and its wholly-owned subsidiary, Rockwell Drilling Company ("Rockwell"). Hoffman, Dykes & Fitzgerald, P.C. had served as accountants engaged to audit the financial statements of Miramar and Rockwell for the two years ended December 31, 1992.

      The Independent Auditors' Report issued by Hoffman, Dykes & Fitzgerald, P.C. with respect to the consolidated balance sheets of Miramar and Rockwell as of December 31, 1991 and December 31, 1992 and the related consolidated statements of operations, Stockholders' deficit and cash flows for the years then ended was qualified to indicate that Miramar was operating as a debtor-in-possession under Chapter 11 of the federal bankruptcy laws and substantial doubt existed as to Miramar's ability to continue as a going concern.

      The change in accountants was approved by Miramar's Board of Directors. During Miramar's two fiscal years and the subsequent interim period immediately preceding the dismissal, there was no disagreement with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement, if not resolved to the satisfaction of the former accountants would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

      By a letter dated January 20, 1994, Miramar's former accountant Hoffman, Dykes & Fitzgerald, P.C. enclosed a management letter dated November 19, 1993 to Miramar. The accountant's report to the management letter, also dated November 19, 1993, stated that the former accountant noted certain matters involving the internal control structure and its operations that the former accountant considered to be reportable conditions and material weaknesses under standards established by the American Institute of Certified Public Accountants. Neither the accountant's report nor the management letter specified which matters the former accountant considered to be reportable conditions, material weaknesses or merely management suggestions. The management letter stated, with respect to the former accountant's audit of Miramar's financial statements for the two years ended December 31, 1992, that "the accounting system of Miramar was inadequate to support the volume of transactions and accounting information of Miramar to produce accurate financial statements without significant adjustments."

      The Officers of Miramar were replaced in October 1991 and the new management of Miramar did not obtain possession of Miramar's books and records until the second half of 1992, after Miramar obtained a final judgment dated May 15, 1992 from the Bankruptcy Court requiring that such books and records be turned over. When obtained by Miramar, the books and records were in a state of disarray and, as a result, current management of Miramar began the implementation of a new accounting system. From August 1991 to November 1992, revenue from Miramar's oil and gas interest was held in suspense by third parties pending resolution of the then pending fraudulent conveyance actions. Miramar did not begin to receive revenue again until November 1992.

      The former accountant's management letter took note that during 1992 and 1991 Miramar was in transition pending resolution of extensive litigation and administrative requirements of Miramar's Chapter 11 bankruptcy proceeding. The former accountant acknowledged that in 1992 Miramar hired a full time controller who immediately began consolidating the accounting systems and responsibilities and began establishing uniform controls for processing accounting information. The former accountant also acknowledged that in certain cases controls were established in 1993.

Discussions  between Board of Directors and Former Accountant.

      Miramar's Board of Directors did not discuss the management letter or the accountant's report thereto with the former accountant. At the time of the dismissal of Hoffman, Dykes & Fitzgerald, P.C., Miramar did not have an audit committee. Further there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report, either during the past two years or in the subsequent interim period prior to the accountant's discharge.

Discussions with Successor Accountant.

      Miramar placed no restrictions on the former accountant in responding to inquiries of the successor accountant concerning the management letter or any other matter.



                      Vote Required for Ratification of M&P

      Ratification of the appointment of M&P requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and entitled to vote thereon.

The Board of Directors recommends a vote FOR ratification of the appointment of M&P.



                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter that is to be presented to Stockholders for formal action at the Annual Meeting. If, however, any other matter or matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                              STOCKHOLDER PROPOSALS

      Any Stockholder proposal intended to be presented at the next annual meeting of Stockholders must be received by the Company at its principal executive offices, Six Harrison Street, New York, New York 10013, no later than February 5, 1997, in order to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with that meeting.


                           INCORPORATION BY REFERENCE

      This Proxy  Statement  shall be deemed to  incorporate  by  reference  the
Company's  annual  report  on  Form  10-KSB,   which  is  being  mailed  to  the
Stockholders together with this Proxy Statement.

                                OTHER INFORMATION

      Although it has entered into no formal agreements to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Such proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission or special letter by Directors, Officers and regular employees of the Company without additional compensation.


      IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. THE BOARD URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. YOUR COOPERATION AS A STOCKHOLDER, REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU OWN, WILL REDUCE THE EXPENSES INCIDENT TO A FOLLOW-UP SOLICITATION OF PROXIES.

      IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY AT (212) 925-8745.


                                    Sincerely yours,





                                    THOMAS J. AXON
                                    President






New York, New York
June 5, 1996

                                 EXHIBIT A


                     FRANKLIN CREDIT MANAGEMENT CORPORATION

                         Annual Meeting of Stockholders




                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


      The undersigned hereby appoints Thomas J. Axon and Joseph Caiazzo, or if only one is present, then that individual, with full power of substitution, to vote all shares of Franklin Credit Management Corporation (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the corporate offices of the Company, on the 26th day of June, 1996, at 10:00 a.m., New York time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:


1. ELECTION OF DIRECTORS: To elect the nominees for Class 2 Director below for a term of three years;

   FOR all nominees listed below             WITHHOLD AUTHORITY
  (except as marked to the contrary below) to vote for all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                              Allan R. Lyons
                              William F. Sullivan
                              Eugene T. Wilkinson

2.ADOPTION OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN:  To approve the Company's
     1996 Stock Incentive Plan;

            FOR         AGAINST           ABSTAIN

3.APPROVAL OF AUDITORS:  To ratify and approve the appointment of McGladrey &
     Pullen as independent public auditors of the Company for the fiscal year ending December 31, 1996;

            FOR         AGAINST           ABSTAIN

and in their discretion, upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be dated and signed on the other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

   Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.


                                    Dated: _____________________________, 1996


                                    ------------------------------------------
                                            (Signature of Stockholder)



                                    ------------------------------------------
                                             (Signature of Stockholder)


                            Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized Officer.

                         1995 ANNUAL REPORT

Description of Business.

      On December 30, 1994, Miramar Resources, Inc. ("Miramar") consummated a merger (the "Merger") with Franklin Credit Management Corporation ("Franklin") and changed its name as the surviving corporation to "Franklin Credit Management Corporation" ("Franklin" or "Registrant"). Prior to the Merger, the principal business of Registrant was the production and marketing of oil and gas from wells located in Colorado, Kansas and Oklahoma. On December 30, 1994, following the effective time of the Merger, Registrant sold its most significant oil and gas interests which were located in Colorado.

      Registrant has continued the business of Franklin and, as a result, Registrant is engaged in the financial services business. Registrant's business currently involves the acquisition and collection of real estate secured loan portfolios ("Loan Portfolios").

      Business of Registrant. Registrant acquires consumer-oriented Loan Portfolios from mortgage lending and financial institutions and the Federal Deposit Insurance Corporation ("FDIC"). To date, Registrant has focused its acquisitions primarily on real estate secured Loan Portfolios with aggregate face amounts of between $2,000,000 and $10,000,000.

      Prior to 1995, Registrant generally acquired interests in Loan Portfolios through participation in Limited Partnerships rather than by direct ownership. During 1994 the Company purchased the interests of certain limited partners and liquidated the associated limited partnerships. During 1995 the Company purchased the interests of all remaining limited partners and liquidated all limited partnerships in an effort to simplify its capital structure and reduce administrative costs. Income (loss) upon liquidation for 1995 and 1994 were $(247,105) and $24,925 respectively. Limited partnership interests purchased from limited partners who also had an ownership interest in the Company were recorded as additional paid in capital in the amount of $144,579.

      Since its inception the Company has purchased approximately 9,000 loans with a principal balance of approximately $173,000,000 of which approximately 3,800 loans remain active. The Loan Portfolios bought by Registrant consist primarily of loans secured with collateral such as first mortgages, home equity/home improvement and second mortgages.

      Registrant's management intends to continue to pursue the acquisition of Loan Portfolios from the FDIC as well as various private financial institutions such as banks, mortgage and finance companies. Registrant's management has filed an application to become licensed to purchase FHA Title One loans. In addition, Registrant was authorized by the U.S. Department of Education and the New York State Higher Education Services Corporation on May 5, 1995, to originate, purchase, hold and transfer U.S. and New York State guaranteed Student Loans. While the FDIC has sold a significant number of loans at public and private auction in the past, there can be no assurance that Loan Portfolios will continue to be available from the FDIC or that Loan Portfolios will be available from other sources.

      While Registrant attempts to collect on all loans in each of the Loan Portfolios, it is unlikely that Registrant will be successful in collecting the full amount due under each loan in any of the Loan Portfolios. In addition, significant administrative and litigation expenses are often incurred in collection efforts.

      Historically, Registrant's income has been earned through its equity participation as General Partner in the Limited Partnerships. The Limited Partnerships' primary source of income was Registrant's collection, as general partner, of principal and interest due under the loans comprising the Loan Portfolios. The Company as of December 31, 1995, has purchased all of the interests of these Limited Partnerships, thereby assuming sole ownership of the respective assets.

      Registrant employs standardized in-house servicing procedures in the acquisition and collection of loans. The Registrants operations are divided into three departments which are responsible for the servicing of the loans.

      Acquisition and Start-up Department. The responsibilities of this department include the following: (i) initial due-diligence of the portfolio;
(ii) acquisition and initialization of these loans into a proprietary information system; (iii) the immediate issuing of introductory letters with information regarding the change of ownership of the loan, information regarding where to mail payments and a toll-free number which borrowers may call with questions; (iv) the full internal audit of all the loans to identify and correct any disputes or problems involved in the input of these loans; (v) mailing of an audit letter advising the borrower of the outstanding balance, last payment date and remaining terms; and (vi) collection activities to restructure non-performing accounts, identify legal accounts and initially monitor performing accounts.

      Service Department. This department is responsible for the monitoring of all day-to-day operations concerned with performing loans. The Service Department is responsible for maintaining the monthly cash flows produced from the performing accounts and is expected to maintain certain goals that are assigned on a monthly basis by management. Registrant's management meets regularly with staff members to review the status of collections as well as to identify and solve collection problems.

      Legal and Real Estate Department. The Acquisition and Start-up Department identifies accounts which require legal action. An analysis is prepared to develop a litigation strategy and appropriate counsel is assigned. Follow-ups are conducted to insure implementation of litigation strategy. As a last resort it may be necessary to acquire real estate collateral through foreclosure. An evaluation is made to liquidate the asset through sale or to retain the asset on a rental basis.

      Bankruptcy and Related Events. Information regarding Registrant's prior Bankruptcy and Related Events is incorporated herein by reference to Registrant's 10-KSB for the fiscal year ended December 31, 1994, filed with the SEC on March 31, 1995. (Item 1. Description of Business - Pg.3).

      Formation of Franklin. Franklin, a Delaware corporation organized in 1990, was formed by Thomas J. Axon and Frank B. Evans, Jr., currently executive officers of Registrant, to acquire consumer loan portfolios from the RTC and the FDIC. In connection with the formation of the Registrant, in March 1993, Franklin completed the private placement of $2,000,000 in 15% Debentures and warrants for the purchase of Franklin Common Stock (the "15% Debentures"), the proceeds of which were used to acquire interests in loan portfolios and for operations. In January 1995, Franklin completed the private placement of $705,000 of 12% Debentures (the "12% Debentures"), the proceeds of which were used to fund the acquisition of a loan portfolio, including amounts advanced by stockholders, the cost of servicing existing debt obligations and for general working capital. Additionally, in late 1995, Franklin completed the private placement of $555,000 of 12% Debentures (the "Harrison 1st 12% Debentures"), the proceeds of which were used in part to fund the acquisition of a loan portfolio.

      Competition. Registrant faces significant competition in the acquisition of Loan Portfolios. In its acquisition of Loan Portfolios from the FDIC and other financial institutions the Registrant experiences competition from regional and local banks, as well as regional and national finance companies. From 1990 to 1995, Registrant acquired the majority of the Loan Portfolios from the RTC or the FDIC at private and public auction. The RTC ceased doing business as of December 31, 1995. The Registrant believes that this will not materially affect the supply of these loan portfolios and the Registrant believes opportunities to acquire market paper remains strong. As a result of the federal government closing the RTC, the Registrant's acquisition efforts have been directed to private institutions and public auctions involving private financial institutions. Nearly all of the Company's competitors possess significant resources. The Registrant believes that an agreement in principal, from a bank, to reduce the cost of acquisition funds, could increase the Registrant's competitiveness.

      Customers. Registrant's primary source of income is derived from collection of Notes Receivable. In the past the Registrant has sold loan assets and may, in the future, sell portions of the Loan Portfolios to third parties. Registrant experiences competition from mortgage and finance companies in the sale of Loan Portfolios. In addition, sales of bulk Loan Portfolios by the FDIC and large private auctions have had a substantial impact on the market by decreasing the number of companies buying portfolios. While Registrant has been successful in marketing Loan Portfolios which it has elected to sell in the past, there can be no assurance that Registrant will be able to successfully market Loan Portfolios in the future.

      Regulation. Registrant's activities in servicing the Loan Portfolios are subject to regulation under various state and federal laws relating to the collection of consumer obligations, including but not limited to the Fair Debt Collection Act. These regulations specify the methods which Registrant can employ in its collection efforts. If Registrant is deemed to have violated these regulations, Registrant could be precluded from further collection efforts and liable for monetary damages. Registrant does not expend material amounts of financial resources complying with federal, state or local environmental laws.

      Employees. Registrant had 25 employees as of December 31, 1995. None of Registrant's employees is a member of a labor union. Registrant believes that its employee relations are good.





Results of Operations

Fiscal Year 1995 Compared to 1994

      Total revenue, comprised primarily of interest income and purchase discount earned, increased $4,706,176 or 67% from $7,054,681 in fiscal 1994 to $11,760,857 in fiscal 1995. Registrant recognizes interest income on Notes Receivable based upon three factors; (i) interest upon performing notes, (ii) interest received with payments upon non-performing notes and (iii) the balance of settlements in excess of principal repayments. Revenues from interest income on Notes Receivable increased $3,202,791, from $3,163,397 in fiscal 1994 to $6,366,188 in fiscal 1995. Purchase discount income increased $1,935,907, from $3,385,443 in fiscal 1994 to $5,321,350 in fiscal 1995. The increase in both interest income and purchase discount earned reflects both an increased volume and improved performance of certain Notes Receivable. Operating income as a percentage of net notes receivable was .5% in fiscal 1995 as compared to 1.8% in fiscal 1994. This is largely due to the late acquisitions of approximately $28,000,000 of Notes Receivable.

      Operating income decreased 55% from $790,378 in fiscal 1994 to $356,395 in fiscal 1995. Management believes that this decrease was caused primarily by the late acquisition of approximately $28,000,000 of Notes Receivable. Other factors include the liquidation of the Limited Partnerships and the expenses incurred in acquiring the Loan Portfolios in December of 1995. The liquidation related expenses are non-recurring charges related to 1995, while the benefit of the ownership transfer of the related assets will be realized over their remaining lives.

      Total operating expenses increased $5,140,159 or 82%, from $6,264,303 in fiscal 1994 to $11,404,462 in fiscal 1995. This was largely due to the increase of both Notes Receivable and the associated Senior Debt during fiscal 1995.

      The collection, general and administrative expenses increased $937,576 or 41% from $2,272,877 in fiscal 1994 to $3,210,453 in fiscal 1995. Personnel expenses increased $296,017 or 41% from $718,489 for fiscal 1994 to $1,014,506 for fiscal 1995; and collection expenses, increased $641,559 or 41% from $1,554,388 for fiscal 1994 to $2,195,947 for fiscal 1995. Increases in personnel expenses were due to an increase number of employees required to service the additional Notes Receivable. All other collection expenses increased due to the increase in Notes Receivable.

      Interest expense increased $3,617,793 or 191%, from $1,893,471 in fiscal 1994 to $5,511,264 in 1995. The increase was principally due to an increase in Senior Debt, debentures and lines of credit totalling $31,612,074 or 78%. In addition, the increase in the prime rate effected the cost of borrowed funds used to acquire Loan Portfolios, which increased from $40,287,971 at December 31, 1994 to $71,900,045 at December 31, 1995. The notes payable accrue interest at variable rates based upon the prime rate. The Registrant is currently negotiating with its Senior Debt lenders to modify the existing terms of its Senior Debt obligations. Management believes that such modifications will reduce its borrowing costs during fiscal 1996, assuming general market rates remain at present levels.

      Bad debt expense increased $389,360 or 56% from $701,122 for fiscal 1994 to $1,090,482 for fiscal 1995. The majority of this increase related to one specific borrower who filed for bankruptcy in 1995. Bad debt expense expressed as a percentage of gross notes receivable for both 1994 and 1995 equates to approximately 1%.

      Income before taxes and minority interest decreased 77% from $1,551,297 in fiscal 1994 to $356,395 in 1995. Net income decreased 49% from $242,303 in fiscal 1994 to $124,703 in fiscal 1995, as a result of those items directly effecting operating income.


Liquidity and Capital Resources

      At December 31, 1995, the Company had cash of $1,335,800, a net increase of $654,566 from December 31, 1994. During 1995, Registrant used cash in the amount of $3,667,375 in its operating activities and $23,876,087 in its investing activities, primarily for the purchase of Notes Receivable. The amount of cash used in operating and investing activities was funded by $28,198,028 of net cash provided by financing activities.

      During fiscal 1994 and fiscal 1995, Franklin completed the acceleration of certain non-performing consumer loans secured by first and second mortgages. In the normal course of business, Franklin began foreclosure actions on a number of these loans in late 1994. Accordingly, Franklin held no Other real estate owned ("REO Properties") as of December 31, 1994. At December 31, 1995, however, Registrant held REO Properties having a net realizable value of $3,785,651. Management believes these REO Properties will be sold in the ordinary course of business and that the increase in REO Properties held as inventory at December 31, 1995 is not material to the operations of the Company. Registrant has recorded these REO Properties at the lower of cost or market value.

      At December 31, 1995, the Company held as inventory automobiles having a net realizable value of $267,428 which it obtained through repossessions. Franklin held as inventory automobiles having a fair market value of $390,498 as of December 31, 1994. The decrease in automobiles held as inventory at December 31, 1995 is a result of reduced repossessions and inventory sales. Registrant has recorded these autos at the lower of cost or market value.

      Certain loan agreements currently require "service fees" based on gross cash collections of principal and interest as well as accelerated principal reductions from early payoff collections. The use of this cash flow for the repayment of bank debt may create cash shortages in the Registrants ability to fund operations, pay taxes and retire its subordinated debt. Management believes that the Company's existing cash balances, credit lines, modifications to its Senior Debt obligations and anticipated cash flow from operations will provide sufficient capital resources for its currently anticipated operating needs. The Registrant is currently negotiating with its Senior Debt lenders to modify the existing terms of its funding of cash flows for operations, to improve cash flows.


Cash Flow From Operating and Investing Activities

      Substantially all of the assets of Registrant are invested in Notes Receivable. The Company's primary source of cash flow from operating and investing activities is principally collections on Notes Receivable.

      Due to the restrictions placed on Registrant's use of collections from Notes Receivable imposed by the Senior Debt lenders, which restrictions are described below in Cash Flow From Financing Activities, Registrant experiences periods of irregular cash flow shortages. Management believes that Registrant has sufficient cash flow to pay current liabilities arising from operations. Management also believes that sufficient cash flow from the collection of Notes Receivable will be available to repay Registrant's secured obligations and that sufficient additional cash flows will exist, through collections of Notes Receivable, the sale of Loan Portfolios, continued modifications to the secured debt credit agreements or additional borrowings, to repay the obligations of Registrant. Registrant has no commitments for capital expenditures. Except for management's intent to acquire additional Loan Portfolios, Registrant is not aware of any trends or operations that would cause Registrant to incur additional capital expenditures in the future.


Cash Flow From Financing Activities

      Senior Debt. As of December 31, 1995, the affiliated wholly owned subsidiaries had thirteen loans payable to two financial institutions, in the aggregate amount of $70,640,045. The fourteen loans obtained by the affiliated wholly owned subsidiaries are collectively referred to as the Senior Debt.

      The Senior Debt is collateralized by first liens on the respective Loan Portfolios for which the debt was incurred and is guaranteed by the Company. The monthly payments on the Senior Debt have been, and it is intended that the payments will continue to be, met by the collections from the respective Loan Portfolios. The loan agreements for the Senior Debt call for minimum interest and principal payments due each month and accelerated payments based on the collection of the Notes Receivable securing the debt. The accelerated payment provisions are generally of three types: the first requires that all collections from Notes Receivable, other than a fixed monthly allowance for servicing operations, be applied to reduce the Senior Debt; the second requires the Company to maintain a fixed ratio of the aggregate amount of Notes Receivable compared to the outstanding amount of the Senior Debt; the third requires a further percentage to be applied over additional principal reduction from available cash after scheduled principal and interest payments have been made. As a result of the accelerated payment provisions, the Company is repaying the amounts due on the Senior Debt at a rate faster than the minimum scheduled payments. However, while the Senior Debt remains outstanding, these accelerated payment provisions limit the amount of cash flow which is available to the Company. The Registrant is currently negotiating with its Senior Debt lender to modify the existing terms of its funding of cash allowances for operations to improve cash flows.

      Certain of the Senior Debt credit agreements require that a non-interest bearing cash account be established, funded by an initial deposit at the loan closing and additional deposits based upon a percentage of monthly collections up to a specified dollar limit. The restricted cash maintained at a bank which is one of the lenders of the Senior Debt. Restricted cash is to be utilized only upon the Company's failure to meet the minimum monthly payment due if collection from Notes Receivable securing the loan is insufficient to satisfy the installment due. Historically, the Company has not had to call upon these reserves. The aggregate balance of restricted cash in such accounts was $382,394 at December 31, 1994 and $617,111 at December 31, 1995.

      12% Debentures. In October 1994, Franklin made a private offering of up to $750,000 of 12% Debentures (the "12% Debentures"). The 12% Debentures bear interest at the rate of 12% per annum and are payable quarterly on the last day of each calendar quarter commencing December 31, 1994. The principal amount is payable over four years in 16 equal quarterly payments beginning with a payment due March 31, 1996, with the entire balance due on December 31, 1999. The 12% Debentures are secured by a lien subordinate to the Senior Debt encumbering the Loan Portfolio acquired at the RTC National Auction in September 1994. As of December 31, 1995, 12% Debentures having a face value of $705,000, were subscribed to and accepted by Registrant. The proceeds of this offering were used to pay costs associated with the acquisition of the Loan Portfolio in September 1994, including repayment of amounts advanced by stockholders, the cost of servicing existing Loan Portfolios and general working capital. Approximately $400,000 of the proceeds of the 12% Debentures were used for general working capital.

      Harrison First Corporation 12% Debentures. In the second half of 1995, Franklin made a private offering of up to $800,000 of 12% Debentures (the "Harrison 1st 12% Debentures"). The Harrison 1st 12% Debentures bear interest at the rate of 12% per annum and are payable quarterly on the last day of each calendar quarter commencing September 30, 1995. The principal amount is payable over five years in 11 equal quarterly payments beginning with a payment due September 30, 1997, with the remaining balloon payment due on June 30, 2000. The Harrison 1st 12% Debentures are secured by a lien subordinate to the Senior Debt encumbering the Loan Portfolio acquired at the RTC National Auction in May 1995. As of December 31, 1995, the Harrison 1st 12% Debentures having a face value of $555,000, were subscribed to and accepted by Registrant. The proceeds of this offering were used to pay costs associated with the acquisition of the Loan Portfolio in May 1995.

      Lines of Credit. Advances made available to the Company by its Senior Debt lender were used to satisfy senior lien positions and fund property repair costs in connection with foreclosures of certain real estate loans financed by the Company. Management believes the ultimate sale of these properties will satisfy the outstanding lines of credit and accrued interest, as well as surpass the collectible value of the original secured notes receivable. Management has an agreement in principal with its Senior Debt lender to increase the line to cover additional real estate foreclosures which the Registrant maybe required to hold as rental property to maximize its return. The total amounts outstanding under the lines of credit as of December 31, 1995 and 1994, were $1,324,128 and $0, respectively. The agreement with a bank provides the Company the ability to borrow a maximum of $1,500,000 at a rate equal to the bank's prime rate plus two percent per annum. Principal repayment Of the lines are due six months from the date of each cash advance and interest is payable monthly.

      Limited Partnerships. Franklin was the general partner of seventeen limited partnerships which were active during 1995. The limited partnerships had obtained capital to purchase Loan Portfolios primarily from one, or a combination of the following sources: (i) equity contributions or loans from Franklin and its stockholders, (ii) the sale of limited partnership interests to third parties and (iii) loans from banks or finance companies (which is referred to as the Senior Debt). During 1994 the Company purchased the interests of certain limited partners and liquidated the associated limited partnerships. During 1995 the Company purchased the interests of all remaining limited partners and liquidated all limited partnerships. Income (loss) upon liquidation for 1995 and 1994 were $(247,105) and $24,925 respectively. Limited partnership interests purchased from limited partners who also had an ownership interest in the Company were recorded as additional paid in capital in the amount of $144,579.

      Management plans to continue to use bank financing, credit lines and private sources of equity to fund future Loan Portfolio acquisitions. However, management intends to attempt to finance the acquisitions of Loan Portfolios with debt from financial institutions, rather than from the sale of equity interests to limited partners. Management believes that Registrant can acquire debt from financial institutions on more favorable terms than can be obtained from individuals investing in limited partnerships.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

      The firm of McGladrey & Pullen, LLP., has been the independent accountants for the Registrant and its wholly owned subsidiaries. There has been no changes or disagreements with the firm.

certain Relationships and Related Transaction.

      During fiscal 1994 and fiscal 1995, Franklin held an undivided 60% interest in an office condominium unit located on the Sixth Floor of Six Harrison Street, New York, New York. Franklin's principal offices are located at the Six Harrison Street Location. On December 31, 1995 Franklin purchased the remaining undivided interests in the condominium unit from RMTS Associates Inc., ("RMTS") and Axon Associates Inc. ("Axon"). RMTS and Axon are affiliates of Franklin. Mr. Axon owns 80% of the outstanding stock of RMTS Associates, Inc. and 81% of the outstanding stock of Axon Associates, Inc. The entire condominium unit serves as collateral for a loan from an unaffiliated lending institution with RMTS Associates Inc. as the borrower. Pursuant to the purchase agreement, Franklin has guaranteed the obligation secured by the condominium unit and in total as of December 31, 1995. Franklin purchased the respective remaining interest from RMTS and Axon for $75,000 each. These amounts are reflected as Notes Payable to Affiliates at December 31, 1995. Prior to this, on a monthly basis, during fiscal 1994 and fiscal 1995, Franklin had paid RMTS Associates, Inc. an amount equal to 60% of the principal and interest due on the obligation secured by the condominium, as well as certain pro-rated operating costs associated with use of the office.

      Franklin has guaranteed a line of credit with a maximum borrowing amount of $250,000, maintained by RMTS Associates, Inc. at a bank. The line of credit is collateralized by the condominium and is payable on demand, with interest at a rate of prime plus one-half percent, payable monthly. An amount of $125,000 was drawn in December 1992, and the proceeds used for improvements to the office condominium unit located at Six Harrison Street. As of February 1996 the entire line had been repaid to the bank.

                    FRANKLIN CREDIT MANAGEMENT CORPORATION
                                   AND AFFILIATES
                      ( FORMERLY MIRAMAR RESOURCES, INC.)


                          CONSOLIDATED FINANCIAL REPORT


                                DECEMBER 31, 1995


                                      CONTENTS
- ------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                               1
- ------------------------------------------------------------------------------
FINANCIAL STATEMENTS

   Consolidated balance sheets                                        2 - 3

   Consolidated statements of income                                      4

   Consolidated statements of stockholders' equity                        5

   Consolidated statements of cash flows                              6 - 7

   Notes to consolidated financial statements                         8 - 22
- ------------------------------------------------------------------------------

                            INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Franklin Credit Management Corporation and Affiliates
New York, New York

We have audited the accompanying consolidated balance sheets of Franklin Credit Management Corporation and Affiliates (formerly Miramar Resources, Inc.) as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Franklin Credit Management Corporation and Affiliates as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles

As discussed in Note 1, the Company adopted Statement of Financial Accounting Standards Numbers 114 and 118 regarding the method of accounting for impaired loans.




Jericho, New York
March 15, 1996

FRANKLIN CREDIT MANAGEMENT CORPORATION AND AFFILIATES
 (FORMERLY MIRAMAR RESOURCES, INC.)

CONSOLIDATED BALANCE SHEETS
December 31, 1995 and 1994



ASSETS                                                1995             1994
- --------------------------------------------------------------------------------

Cash                                          $      1,335,800 $        681,234
Restricted Cash (Note 6)                               617,111          382,394
Notes Receivable (Notes 3 and 6)
   Principal amount                                116,573,463       81,914,930
   Joint venture participations                       (448,966)        (492,086)
   Purchase discount                               (28,708,043)     (26,421,274)
   Allowance for loan losses                       (20,420,311)     (12,267,546)
                                              ----------------------------------
                                                    66,996,143       42,734,024
                                              ----------------------------------
Accrued Interest Receivable                          1,150,869          932,450
Other real estate owned                              3,785,651               -
Inventory, automobiles                                 267,428          390,498
Other Receivables (Note 13)                            502,486          654,029
Refundable income tax                                   74,240               -
Other Assets                                           938,001          855,854
Building, Furniture and Fixtures, net (Note 4)         698,418          385,341
Loan Commitment Fees and Other, net                  1,564,920        1,530,463
                                               ---------------------------------

                                              $     77,931,067 $     48,546,287
                                               =================================

See Notes to Consolidated Financial Statements.


LIABILITIES AND STOCKHOLDERS' EQUITY                   1995           1994
- --------------------------------------------------------------------------------

Liabilities:
  Accounts  payable and accrued expenses      $        701,142 $        781,682
  Line of Credit (Note 10)                           1,324,128               -
  Notes payable (Note 6)                            69,315,917       39,186,371
  Convertible subordinated debentures (Note 7)              -           526,600
  Subordinated debentures (Note 8)                   1,260,000          575,000
  Notes payable, affiliates (Note 9)                   834,616          469,417
  Due to affiliates (Note 12)                               -           232,075
  Income taxes payable                                      -           163,336
  Deferred income taxes (Note 11)                    1,240,540        1,058,612
                                              ---------------------------------
             Total  liabilities                     74,676,343       42,993,093
                                              ---------------------------------
Minority Interest in Consolidated Partnerships              -         2,570,745
                                              ---------------------------------
Redeemable Common Stock (Note 7)                            -           487,000
                                              ---------------------------------
Commitments and Contingencies (Note  13)
Stockholder's Equity:
  Common stock,$.01 par value, 10,000,000 shares
    authorized, 5,503,896 and 5,247,871 shares
    issued and outstanding in 1995 and 1994
    respectively (Note 7)                               55,040           52,479
  Additional paid-in capital (Note 5)                6,470,952        5,838,941
  Accumulated deficit                               (3,271,268)      (3,395,971)
                                              ---------------------------------
                                                     3,254,724        2,495,449
                                              ---------------------------------
                                              $     77,931,067  $    48,546,287
                                              =================================

See Notes to Consolidated Financial Statements.

FRANKLIN CREDIT MANAGEMENT CORPORATION AND AFFILIATES
 (FORMERLY MIRAMAR RESOURCES, INC.)

CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 1995 and 1994

                                                        1995          1994
- -------------------------------------------------------------------------------

Revenue:
   Interest income                             $      6,366,188 $     3,163,397
   Purchase discount earned                           5,321,350       3,385,443
   Oil and gas                                               -          404,855
   (Loss) gain on liquidation of partnership
     interests (Note 5)                                (247,105)         24,925
   Gain (loss) on sale of portfolios                    109,067         (48,265)
   Gain on sale of oil and gas interests                     -           57,433
   Other                                                211,357          66,893
                                                -------------------------------
                                                     11,760,857       7,054,681
                                                -------------------------------
Operating expenses:
   Collection, general and administrative             3,210,453       2,272,877
   Provision for loan losses (Note 3)                 1,090,482         701,122
   Interest expense                                   5,511,264       1,893,471
   Service fees                                         829,016         177,744
   Amortization of debt issuance costs                  710,663         557,407
   Depreciation                                          52,584         133,856
   Oil and gas                                               -          235,314
   Merger expenses (Note 2)                                  -          292,512
                                                 ------------------------------
                                                     11,404,462       6,264,303
                                                 ------------------------------
              Operating income (loss)                   356,395         790,378
Litigation proceeds (Note 13)                                -          760,919
                                                 ------------------------------
                                                        356,395       1,551,297
Provision for income taxes (Note 11)                    176,901       1,242,558
                                                 ------------------------------
                                                        179,494         308,739
Minority interest in net income
  of consolidated partnerships                           54,791          66,436
                                                 ------------------------------
              Net income                         $      124,703  $      242,303
                                                 ==============================

Earnings per common share:
   Income before minority interest               $           0.03 $        0.06
   Minority interest in net income
     of consolidated partnerships                           (0.01)        (0.01)
                                                 ------------------------------
   Net income                                    $           0.02 $        0.05
                                                 ==============================
Weighted average number of shares outstanding           5,452,062     5,142,985
                                                 ==============================

See Notes to Consolidated Financial Statements.

FRANKLIN CREDIT MANAGEMENT CORPORATION AND AFFILIATES
 (FORMERLY MIRAMAR RESOURCES, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1995 and 1994

                                     Common Stock      Additional
                                    --------------      Paid -In    Accumulated
                                  Shares      Amount    Capital       Deficit
- -------------------------------------------------------------------------------

Balance, December 31, 1993       4,760,785    47,608    3,472,732   (2,106,195)
   Conversion of subordinated
      debentures (Note 8)          487,086     4,871      834,130           -
   Restatement in connection
      with the termination of
      Subchapter S Corporation
      election                          -         -     1,532,079   (1,532,079)
   Net income                           -         -            -       242,303
                               ------------------------------------------------
Balance, December 31, 1994       5,247,871    52,479    5,838,941   (3,395,971)
   Conversion of subordinated
      debentures (Note 8)          254,457     2,545      484,455           -
   Conversion of warrants            1,568        16        2,977           -
      Contributed capital(Note 5)       -          -      144,579           -
   Net income                           -          -           -       124,703
                               ------------------------------------------------
Balance, December 31, 1995       5,503,896  $ 55,040  $ 6,470,952 $ (3,271,268)
                               ================================================

See Notes to Consolidated Financial Statements.

FRANKLIN CREDIT MANAGEMENT CORPORATION AND AFFILIATES
 (FORMERLY MIRAMAR RESOURCES, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 1995 and 1994



                                                      1995            1994
- -------------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net income                                  $        124,703 $       242,303
  Adjustments to reconcile net income
   to net cash used in operating
   activities:
     (Gain) on sale of oil and gas interests                -          (57,433)
     Loss (gain) on liquidation of partnership
       interests                                       247,105         (24,925)
     (Gain) loss on sale of portfolios                (109,067)         48,265
     Depreciation                                       52,584         133,856
     Amortization of debt issuance costs               710,663         557,407
     Minority interest in net income of affiliates      54,791          66,436
     Purchase discount earned                       (5,321,350)     (3,385,443)
     Provision for loan losses                       1,090,482         701,122
     Deferred tax provision                            181,928       1,058,612
     Changes in assets and liabilities:
       (Increase) decrease in:
          Accrued interest receivable                 (218,419)       (465,748)
          Accounts receivable                          151,543        (413,620)
          Other assets                                 (82,147)       (822,634)
       Increase (decrease) in:
          Accounts payable and accrued expenses        (80,540)       (199,316)
          Due to affiliates                           (232,075)         79,630
          Income tax payable                          (237,576)        163,336
                                               --------------------------------
          Net cash used in operating activities     (3,667,375)     (2,318,152)
                                               --------------------------------
Cash Flows From Investing Activities
  Purchase of property and equipment                   (56,605)        (72,865)
  Proceeds from sale of properties                          -          453,000
  Purchase of notes receivable                     (37,507,456)    (32,373,980)
  Principal collections on notes receivable         13,965,811       8,078,904
  Joint venture participation                          (43,120)        113,093
  Increase in restricted cash                         (234,717)       (104,016)
                                               --------------------------------
          Net cash used in investing activities    (23,876,087)    (23,905,864)
                                               --------------------------------

                               (Continued)

FRANKLIN CREDIT MANAGEMENT CORPORATION AND AFFILIATES
 (FORMERLY MIRAMAR RESOURCES, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS ( CONTINUED)
Years Ended December 31, 1995 and 1994



                                                      1995             1994
- -------------------------------------------------------------------------------
Cash Flows From Financing Activities
   Distributions to minority interests        $    (2,728,062) $    (1,240,871)
   Contributions from minority interest                    -         1,239,580
   Capital contributions                                2,993               -
   Proceeds from debenture notes                      685,000          575,000
    Principal payments of debentures                 (526,600)              -
   Proceeds from long-term debt                    43,237,988       34,581,746
   Principal payments of long-term debt           (11,728,171)      (7,440,327)
   Commitment fees paid                              (745,120)      (1,485,356)
                                               --------------------------------
      Net cash provided by financing activities    28,198,028       26,229,772
                                               --------------------------------
      Net increase (decrease) in cash                 654,566            5,756
Cash:
   Beginning                                          681,234          675,478
                                               --------------------------------
   Ending                                     $     1,335,800  $       681,234
                                               ================================

Supplemental Disclosures of Cash Flow Information
   Cash payments for interest                 $      5,601,403 $     2,213,068
                                               ================================
   Cash payments for taxes                    $        232,548 $        20,610
                                               ================================
Supplemental Schedule of Noncash Investing and
   Financing Activities
   Other assets received in settlement
     of loans                                 $      3,908,721 $      116,828
                                               ================================
   Conversion of subordinated debentures to
      common stock                            $             -  $      839,000
                                               ================================
   Conversion of  redeemable common stock to
      common stock                            $        487,000 $       487,000
                                               ================================
   Contribution of capital upon liquidation
      of limited partnerships                 $        144,579 $            -
                                               ================================
Acquisition of building assets:
     Building acquired                        $        309,056 $            -
     Long-term debt assumed                           (309,056)             -
                                               --------------------------------
     Cash paid for assets                     $             -  $            -
                                               ================================



See Notes to Consolidated Financial Statements.

FRANKLIN CREDIT MANAGEMENT CORPORATION AND AFFILIATES
 (FORMERLY MIRAMAR RESOURCES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Franklin Credit Management Corporation, formerly Miramar Resources, Inc. (the "Company"), incorporated under the laws of the State of Delaware, acquires loans and promissory notes from mortgage and finance companies as well as from the Federal Deposit Insurance Corporation (FDIC).

On December 30, 1994, all shares of Franklin Credit Management Corporation were exchanged for shares of Miramar Resources, Inc. (see Note 2). The newly formed entity was renamed Franklin Credit Management Corporation. Prior to the merger, the Company held interests in certain gas and oil wells located in Colorado, Kansas and Oklahoma. These interests were sold in December 1994.

A summary of the Company's significant accounting policies follow:

Basis of financial statement presentation: The financial statements have been prepared in accordance with generally accepted accounting principles and general practices similar to those of a consumer finance company. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenue and expenses for the period. Actual results could differ from those estimates.

Basis of  consolidation:  The  consolidated  financial  statements  include  the
accounts  of  the  Company,  its  wholly-owned   subsidiaries  and  all  limited
partnerships controlled by the Company. By terms outlined in the various partnership agreements in effect during 1995 and 1994, Franklin is specifically afforded full power and authority on behalf of the partnerships to manage, control, administer and operate the business and affairs of the partnerships. During 1995, the Company purchased the interests of the limited partners and all limited partnerships were liquidated (see Note 5). All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash: For purposes of reporting cash flows, the Company includes all cash accounts (excluding restricted cash) and money market accounts held at financial institutions.

Loans and income recognition: The loan portfolio consists primarily of secured consumer and real estate mortgage loans purchased from mortgage and finance companies as well as from the FDIC which are usually purchased at a substantial discount.

Loans are stated at the amount of unpaid principal, reduced by purchase discount and an allowance for loan losses. The Company has the ability and intent to hold its loans until maturity or liquidation of collateral. In general, interest on the loans is calculated using the simple-interest method applied to daily balances of the collectible principal amount outstanding.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

Purchase discount is amortized to income using the interest method over the period to maturity. The interest method recognizes income based on the projected cash flows of the loans using an effective yield on the net investment in the loans. Discounts are amortized if the projected payments are probable of collection and the timing of such collections is reasonably estimable. The projection of cash flows for purposes of amortizing purchase loan discount is a material estimate which could change significantly in the near term. Changes in the projected payments are accounted for as a change in estimate and the periodic amortization is prospectively adjusted over the remaining life of the loans. Should projected payments not exceed the carrying value of the loan, the periodic amortization is suspended and either the loan is written down or an allowance for uncollectibility is recognized.

Allowance for loan losses: The allowance for loan losses, a material estimate which could change significantly in the near-term, is initially established by an allocation of the purchase loan discount based on management's assessment of the portion of purchased discount that represents uncollectible principal. Subsequently, increases to the allowance are made through a provision for loan losses charged to expense and is maintained at a level that management considers adequate to absorb potential losses in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance or writedowns may be necessary based on changes in economic conditions.

Management's judgment in determining the adequacy of the allowance is based on the evaluation of individual loans within the portfolios, the risk characteristics and size of the loan portfolio, the assessment of current economic and real estate market conditions, estimates of the current value of underlying collateral, past loan loss experience and other relevant factors. Loans are charged against the allowance for loan losses when management believes that the collectibility of principal is unlikely. Any subsequent recoveries are credited to the allowance for loan losses when received. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties, when considered necessary.

The Company's real estate loans are collateralized by real estate located throughout the United States. Accordingly, the collateral value of a substantial portion of the Company's real estate loans and real estate acquired through foreclosure is susceptible to changes in market conditions.

On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan. Statement No. 114 has been amended by Statement No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. As required by Statement No. 114, as amended, the impairment of loans, that have been separately identified for evaluation, is measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is based on the fair value of the collateral. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The Company's loan portfolio consists of approximately 10% of smaller balance, homogeneous loans which were collectively evaluated for impairment and approximately 90% consists of larger balance real estate loans which were individually evaluated for impairment. The effect of adopting Statement 114 was not significant to the operations of the Company based on the composition of the loan portfolio and because the method utilized by the Company to measure loan impairment prior to the adoption of Statement 114, was essentially equivalent to the method prescribed by Statement 114.

Building, property and equipment: Building, property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Loan commitment fees: Loan commitment fees represent loan origination fees incurred by the Company in connection with obtaining financing and are amortized based on the principal reduction of the related loan.

Oil and gas properties: Prior to the 1994 sale of its interests in certain oil and gas properties, the Company followed the full cost method of accounting as defined by the Securities and Exchange Commission, whereby all costs incurred in connection with the acquisition, exploration and development of oil and gas properties were capitalized. These costs were amortized using the unit-of-production method. The Company's depreciation, depletion, amortization and valuation provision rate per barrel of oil produced during 1994 was $2.93. Upon the sale of its interests in all wells, the Company realized a gain of approximately $57,000 on the transactions.

Other real estate owned: Other real estate owned (OREO) represents properties acquired through foreclosure, accepted by deed in lieu of foreclosure or by other proceedings. OREO, which is included in other assets, is recorded at the lower of the carrying amounts of the related loans or fair market value of the properties less cost to sell. Any write-down to fair value, less cost to sell, at the time of transfer to OREO, is charged to the allowance for loan losses. Subsequent write-downs are charged to operations based upon management's continuing assessment of the fair value of the underlying collateral. Property is evaluated regularly to ensure that the recorded amount is supported by its current fair market value. Costs relating to the development and improvement of the property are capitalized, subject to the limit of fair value of the collateral, while costs relating to holding the property are expensed. Gains or losses are included in operations upon disposal.

Deferred income taxes: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss or tax credit carryforwards and deferred tax
liabilities  are  recognized  for  taxable  temporary   differences.   Temporary
differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per common share: Earnings per common share are computed based on the weighted average number of common shares outstanding during the period and includes the effect of redeemable common stock and outstanding warrants. Unexercised options under the conversion feature of the debenture are deemed not to be common stock equivalents. Earnings per common share has been restated for the effects of the 1994 merger. (See Note 2).

Fair value of financial instruments: Statement of Financial Accounting Standards No.107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

   Cash, restricted cash, accrued interest receivable, other receivables and accrued interest payable: The carrying value reported in the balance sheet approximate their fair values.

   Notes receivable: Fair value of the net loan portfolio is estimated by discounting the future cash flows using the interest method. The carrying amounts of the notes receivable approximate fair value.

   Short-term borrowings: The carrying amounts of the line of credit and other short-term borrowings approximate their fair value.

   Long-term debt: Fair value of the Company's long-term debt (including notes payable, subordinated debentures and notes payable, affiliate) is estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.
   The carrying amounts reported on the balance sheet approximate their fair value.

Accounting for the impairment of long-lived assets: The Financial Accounting Standards Board has issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets or Assets to be Disposed Of, which becomes effective for the Company's year ending December 31, 1996. Statement No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company does not anticipate that the adoption of this standard will have a significant impact on the financial statements.

Note 2. Merger

On December 30, 1994 Miramar Resources,  Inc. acquired,  at a conversion rate of
1.045 shares adjusted for a 1 for 20 reverse stock split of the Company's common stock, all the common shares of Franklin Credit Management Corporation, an affiliated company, in exchange for 4,667,086 shares of $.01 par value common stock. The acquisition by the Company of the affiliated company has been accounted for as a combination of companies under common control in a manner similar to a pooling of interests and, accordingly, the assets acquired and the liabilities assumed were recorded at the carrying values.


A summary of the assets acquired and the liabilities assumed in connection with the acquisition is as follows:

ASSETS                                                              1994
                                                              ----------------
Cash                                                          $       370,399
Notes Receivable, net of allowances and purchase discount          42,734,024
Property and Equipment                                                385,341
Other                                                               4,296,437
                                                              ----------------
                                                              $    47,786,201
                                                              ================
LIABILITIES AND STOCKHOLDERS' EQUITY
Notes Payable                                                 $    40,603,046
Accounts Payable and Accrued Expenses                                 433,292
Deferred Income Taxes                                               1,337,590
Other                                                                 718,131
                                                              ----------------
                                                                   43,092,059
                                                              ----------------
Minority Interest                                                   2,570,745
Stockholders' Equity                                                2,123,397
                                                              ----------------
                                                              $    47,786,201
                                                              ================



Since the entities were under common control prior to the acquisition, the financial statements were restated. Results of operations of the Franklin Credit
Management Corporation and Miramar Resources, Inc. are summarized as follows:


                                              Total Revenue   Net Income(Loss)
                                             ----------------------------------

Year ended December 31, 1994:
   Franklin Credit Management Corporation    $    5,786,407   $    (69,159) (a)
   Miramar Resources, Inc.                        1,268,274        311,462
                                             ----------------------------------
                                             $    7,054,681   $    242,303
                                             ==================================

(a) Includes the effect of a charge to net income of approximately $736,000 as a result of the termination of Franklin's S election (see Note 11).

All per share information has been restated to include the effects of the merger.

Note 3. Notes Receivable and Allowance for Loan Losses

Notes receivable consist principally of real estate mortgage and consumer loans as of December 31, 1995 and 1994 and are classified as follows: (in thousands of dollars)

                                                    1995             1994
                                               -------------------------------
Real estate secured                            $  99,264,936   $   61,251,755
Consumer - Unsecured                               8,821,508       11,619,695
Automobiles                                        1,191,572        1,785,336
Mobile Homes                                       3,985,900        5,067,851
Other                                              3,309,547        2,190,293
                                                ------------------------------
                                                 116,573,463       81,914,930
less: Joint venture participation                   (448,966)        (492,086)
      Purchase discount                          (28,708,043)     (26,421,274)
      Allowance for loan losses                  (20,420,311)     (12,267,546)
                                                ------------------------------
                                               $  66,996,143   $   42,734,024
                                                ==============================

On December 31, 1995, contractual maturities of finance receivables net of the allowance for loan losses were as follows:

Year Ending December 31,                                             Amount
- ------------------------------------------------------------------------------
1996                                                           $   11,312,735
1997                                                                9,971,960
1998                                                                8,918,470
1999                                                                8,186,919
2000                                                                7,561,505
Thereafter                                                         17,756,288
                                                                --------------
                                                               $   63,707,877
                                                                ==============

Excluded from the contractual maturities reflected above are the notes receivable acquired during the last quarter of 1995 which, at principal amount approximates $35,000,000. Management is in the process of making the final classification of the loans, the related discount allocation and the initial determination of the allowance for loan losses associated with this purchase and the related contractual maturities.

It is the Company's experience that a portion of the loan portfolio may be renewed or repaid before contractual maturity dates. The above tabulation, therefore, is not to be regarded as a forecast of future cash collections. During the years ended December 31, 1995 and 1994, cash collections of principal amounts totaled approximately $ 14,000,000 and $ 6,200,000, respectively, and the ratios of these cash collections to average principal balances were approximately 14% and 11%, respectively.


Changes in the allowance for loan losses for the years ended December 31, 1995 and 1994 are as follows:

                                                      1995           1994
                                                  ----------------------------
Balance, beginning                                $ 12,267,546   $  6,692,597
   Initial provision on purchased portfolios        15,506,639      7,102,260
   Loans charged to allowance                       (8,444,356)    (2,228,433)
   Provision for loan losses                         1,090,482        701,122
                                                  ----------------------------
Balance, ending                                   $ 20,420,311   $ 12,267,546
                                                  ============================

At December 31, 1995 and 1994, notes receivable at principal amounts included approximately $71,000,000 and $67,000,000, respectively, of notes for which there was no accrual of interest income. At December 31, 1995 and 1994 approximately $34,000,000 and $43,000,000 of such notes at principal amounts relate to recent portfolio acquisitions whose classification by management is currently in the process of being determined.

Information about impaired notes receivable as of and for the year ended December 31, 1995 is as follows:

Impaired notes receivable for which there is a related allowance for loan losses
Amount  determined:
   Based on discounted cash flows                                $ 36,862,525
   Based on fair value of collateral                                       -
                                                                 -------------
                                                                   36,862,525
Impaired notes receivable for which there is no related
   allowance for loan losses                                               -
                                                                 -------------
Total impaired notes receivable                                    36,862,525
                                                                 =============
Allowance for loan losses related to impaired notes receivable     18,754,418
                                                                 =============
Average balance of impaired notes receivable                       32,486,853
                                                                 =============
Interest income recognized                                       $  2,000,714
                                                                 =============

The Company in the normal course of business, restructures or modifies terms on notes receivable to enhance the collectibility of certain loans which were impaired at the date of acquisition and included in certain portfolio purchases.

Note 4. Building, Property and Equipment

Building and improvements, furniture and equipment, recorded at cost, consists of the following at December 31, 1995 and 1994:

                                                    1995             1994
                                               -------------------------------
Building and improvements                      $     619,125    $     310,069
Furniture and equipment                              196,958          140,352
                                               -------------------------------
                                                     816,083          450,421
   Less accumulated depreciation                     117,665           65,080
                                               -------------------------------
                                               $     698,418    $     385,341
                                               ===============================

Note 5. Investments in Limited Partnerships

During 1994 the Company purchased the interests of certain limited partners and liquidated the associated limited partnership. During 1995 the Company purchased the interests of all remaining limited partners and liquidated all limited partnerships. Income (loss) upon liquidation for 1995 and 1994 was $(247,105) and $24,925 respectively. Limited partnership interests purchased from limited partners who also had an ownership interest in the Company were treated as additional paid in capital.

Note 6. Notes Payable

Notes payable consists of bank loans made to the Company or a subsidiary primarily to acquire portfolios of notes receivable. All notes payable are secured by a security interest in the notes receivable, payments to be received under the notes and the underlying collateral securing the notes.

                                                        1995          1994
                                                  ----------------------------
Note payable with monthly principal installments
  currently of $30,687, plus interest at prime
  plus 3.25%, through January 1998                $      -        $   809,818
Note payable with monthly principal installments
  currently of $31,795, plus interest at prime
  plus 2.5% per annum with an 8% floor
  (currently 10.75%) through April 1997,
  guaranteed by a stockholder of the Company         635,960        1,010,398
Note payable with monthly principal installments
  currently of $79,040 and interest at prime
  plus 2.25% per annum (currently 10.5%) through
  July 1997, guaranteed by a stockholder of the
  Company                                          1,659,140        2,029,238


                                   Page 15

Note payable with monthly principal installments
  currently of $17,243, plus interest at prime
  plus 2% per annum (currently 10.25%) through
  December 1997                                    1,241,556        2,418,433
Note payable with monthly principal installments
  currently of $57,998, plus interest at prime
  plus 3% per annum (currently 11.25%) through
  September 1996, guaranteed by one of the
  stockholders of the Company, and by two
  companies affiliated by common ownership and
  secured by a first priority common ownership            -         1,155,454
Note payable with monthly principal installments
  currently of $113,043, plus interest at prime
  plus 3% per annum (currently at 11.25%) through
  June 2000                                         6,041,773       7,024,290
Note payable with monthly principal installments
  currently of $91,667 plus interest at prime
  plus 3% per annum (currently at 11.25%) through
  October 2004                                      8,580,871      10,147,912
Note payable with monthly principal installments
  currently of $121,184, plus interest at prime
  plus 2.5% per annum (currently at 10.75%) through
  December 2004                                    11,249,609      13,815,000
Note payable with monthly principal installments
  currently of $17,788, plus interest at prime
  plus 3% per annum (currently at 11.25%) through
  January 2004, guaranteed by two companies
  affiliated by common ownership, and a stockholder
  of the Company                                           -          603,460
Note payable with monthly installments currently
  of $10,270, starting July 1996, plus interest at
  a rate of prime plus 2.5% per annum (currently
  10.75%) through December 2006                     1,228,229              -

                                   Page 16

Note payable with monthly installments currently
  of $61,822, plus interest at a rate of prime
  plus 1.5% per annum (currently 9.75%) through
  September 2015                                   13,891,244              -
Note payable with monthly installments currently
  of $31,426, plus interest at a rate of prime
  plus 1.5% per annum (currently 9.75%) through
  June 2003                                         2,535,919              -
Note payable with monthly installments currently
  of $22,280, starting July 1996, plus interest
  at a rate of prime plus 2.0% per annum
  (currently 10.25%) through June 2011              4,010,442              -
Note payable with monthly installments currently
  of $24,405, starting July 1996, plus interest
  at a rate of prime plus 2.0% per annum
  (currently 10.25%) through June 2011              4,393,038              -
Note payable with monthly installments currently
  of $45,141, plus interest at a rate of prime
  plus 2.0% per annum (currently 10.25%) through
  December 2010                                     8,125,450              -
Note payable with monthly installments currently
  of $78,171, plus interest at a rate of prime
  plus 2.0% per annum (currently 10.25%) through
  December 2001                                     5,628,344              -

Other                                                  94,342         172,368
                                                 -----------------------------
                                                 $ 69,315,917    $ 39,186,371
                                                 ============================

The above financing agreements also provide for additional monthly principal reductions based on cash collections received by the Company. Substantially all notes receivable are pledged as collateral on the above debt.

Certain agreements require that a noninterest-bearing cash account be established at the closing of the loan and may require additional deposits based on a percentage of monthly collections up to a specified dollar limit. The aggregate balance of restricted cash at December 31, 1995 and 1994 was $617,111 and $382,394, respectively.

All of the Company's outstanding financing with respect to its loan portfolio acquisition activities is primarily with one financial institution.

Aggregate maturities of all long-term debt at current amounts, including subordinated debentures (Note 8), financing agreement (Note 10) and notes payable to affiliates (Note 9), at December 31, 1995 are as follows:

Year Ending December 31,                                          Amount
- ------------------------------------------------------------------------------
1996                                                         $      9,789,587
1997                                                                8,729,709
1998                                                                7,584,475
1999                                                                7,584,475
2000                                                                7,556,454
Thereafter                                                         31,489,961
                                                             -----------------
                                                             $     72,734,661
                                                             =================

Note 7. Convertible Subordinated Debentures and Redeemable Common Stock

During 1995, the Company fully repaid the remaining outstanding obligation on the $2,000,000, 15% convertible subordinated debentures issued in 1993. The debentures were convertible into common stock of the Company at the rate of $2.00 per share. Warrants, exercisable to the extent that conversion rights have not been exercised, to purchase common stock at the rate of $2.00 per share, were issued on principal repayment dates and expire one year thereafter.

During 1994, the rights of the debenture holders were modified relating to the conversion of debentures to common stock. Debenture holders who elected to convert their debenture into common stock received a "Put Agreement" ("Put") which remained effective until July 1, 1995. The "Put Agreement" stated that if at any time during the period, the debenture holder decided to exercise the "Put", the Company would be obligated to buy back the stock held by the converting debenture holder at $2.00 per share payable in quarterly installments with interest at 10% per annum on the outstanding balance. If the average closing price of the Company's common stock during the "Put" period equaled or exceeded $2.00 per share for 30 consecutive days, the "Put" would expire automatically. Debenture holders who did not elect the "Put" feature were allowed to convert the debenture into common stock of the Company at a price of $1.80 per share instead of the $2.00 per share.

During the year ended December 31, 1994, the holders of debentures having a principal balance of $487,000 converted the debentures into 243,500 shares of common stock at $2.00 per share and obtained the "Put"; $839,000 converted the debentures into 466,000 share of common stock at $1.80 per share; and $674,000 received the scheduled principal reductions of $147,400 and received warrants. Amounts converted under the "Put" option prior to expiration are included as redeemable common stock in the accompanying balance sheet. There were no conversions of debentures to common stock during 1995 and all put agreements expired during 1995.

As of December 31, 1995 and 1994 warrants to purchase 174,514 and 38,508 shares of common stock for $2.00 per share are outstanding.

In connection with the acquisition of a loan portfolio during 1994 the Company offered $750,000 in subordinated debentures. As of December 31, 1995 and 1994, $705,000 and $575,000 respectively, of these debentures were outstanding. The debentures bear interest at 12% per annum payable in quarterly installments. The principal is to be repaid over 4 years in 16 equal quarterly installments of $44,062 commencing March 31, 1996. The debentures are secured by a lien on the Company's interest in certain notes receivable and are subordinate to the Notes Payable (see Note 6) encumbering the loan portfolio.

In connection with the acquisition of a loan portfolio during 1995, the Company offered $800,000 in subordinated debentures. As of December 31, 1995, $555,000 of these debentures had been issued. The debentures bear interest at a rate of 12% per annum payable in quarterly installments. The principal is to be repaid over 5 years in 11 equal quarterly installments commencing September 30, 1997 with the remaining balloon payment due on June 30, 2000. The debenture is secured by a lien on the Company's interest in certain notes receivable and are subordinate to the Notes Payable (see Note 6) encumbering the loan portfolio.

Note 9. Notes Payable, Affiliates

Notes  payable,  affiliates  consist of the  following  at December 31, 1995 and
1994:
                                                          1995          1994
                                                     --------------------------
Note payable to a stockholder of the Company,
  payable in quarterly installments of $6,000
  plus interest at a rate of 10% per annum
  through August 31, 1997                            $   114,804    $  120,000
Note payable to a stockholder of the Company,
  payable with interest of 15% per annum                      -        100,000
Note payable to a company affiliated through
  certain common ownership, payable in monthly
  principal payments of $1,805 plus interest at
  a rate of 10.75% per annum through June 1, 2008        272,639       174,417
Note payable to a company affiliated through
  certain common ownership, due on demand, with
  interest payable monthly at a rate of prime
  plus 1/2% per annum (currently 8.75%) Subsequent
  to year end, the note was paid in full                 125,000        75,000
Note payable to a company affiliated through
  certain common ownership, due on demand, with
  interest payable monthly at a rate of 10% per
  annum                                                   75,000            -
Note payable to a company affiliated through
  certain common ownership, due on demand, with
  interest payable monthly at a rate of 10% per
  annum                                                   75,000            -

                                   Page 19

Note payable to a stockholder of the Company,
  due on demand, with interest payable monthly
  at a rate of 10% per annum                              82,139            -
Note payable to a stockholder of the Company,
  payable in monthly installments of $4,155
  including interest at a rate of 10% per annum           90,034            -
                                                      -------------------------
                                                      $  834,616    $  469,417
                                                      =========================

Note 10. Financing Agreements

During 1995, the Company entered into a financing agreement with a bank. The agreement provides the Company with the ability to borrow a maximum of $1,500,000 at a rate equal to the bank's prime rate plus two percent per annum. The facility is to be utilized through a series of loans made to purchase the underlying collateral of certain non performing real estate secured loans. Principal repayment of each resulting loan is due six months from the date of each advance, interest is payable monthly. As of December 31, 1995, $1,324,128 is outstanding on this facility.

The financing agreement is secured by a first priority security interest in the notes receivable, the individual real estate that may be purchased, payments to be received under the notes receivable, an unconditional suretyship by one of the stockholders of the Company and collateral securing the notes of certain loan portfolios.

The Company obtained an additional credit facility with a bank during fiscal year 1995. The facility provides the Company with the ability to borrow a maximum of $50,000,000 at a rate equal to the bank's prime rate plus two percent per annum. The facility is to be utilized through a series of loans made to purchase loan portfolios. The term of each resulting loan will be thirty-six months calling for a balloon payment at the end of such term.

The facility is secured by a first priority security interest in the loan portfolio, the respective collateral for each loan purchased and a lien position of certain other loan portfolios. As of December 31, 1995, no amount is outstanding on this facility.

Note 11. Income Tax Matters

Prior to the merger in 1994 (see Note 2), Franklin Credit Management Corporation, with the consent of their stockholders, elected to be taxed under sections of the federal and Virginia income tax laws (S Corporation status), which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. On July 1, 1994 the Company terminated its election to be treated as an S Corporation.

As a result of the July 1, 1994 termination, the Company recorded a net deferred tax liability of approximately $736,000 by a charge to income tax expense for temporary differences between the financial reporting and the income tax basis of discounts, allowances, receivables, and other assets. Unaudited proforma net income for the Company for the year ended December 31, 1994 would have been approximately $853,000 had the Company not initially elected S corporation status and been terminated in the current year.

The components of income tax (benefit) expense for the years ended December 31, 1995 and 1994 are as follows:

                                                          1995         1994
                                                      -------------------------
Current:
   Federal                                            $       -    $   110,000
   State and local                                        26,833        73,946
   Over accrual of prior year state taxes                (31,860)           -
                                                      -------------------------
                                                          (5,027)      183,946
                                                      -------------------------
Deferred:
   Federal                                               120,072       689,455
   State and local                                        61,856       369,157
                                                      -------------------------
                                                         181,928     1,058,612
                                                      -------------------------
                                                      $  176,901   $ 1,242,558
                                                      =========================

A reconciliation of the anticipated income tax expense (computed by applying the Federal Statutory income tax rate of 34% to income before income tax expense) to the reported income tax (benefit) expense for the years ended December 31, 1995 and 1994 follows:

                                                          1995          1994
                                                      -------------------------
Tax at federal statutory rate                         $  121,173   $   527,518
Increase (decrease) in taxes resulting from:
   State and local income taxes, net of
      federal benefit                                     37,506       296,879
   Pre-merger income not taxed pursuant
      to S Corporation statutes                               -       (209,780)
   Change in valuation allowance                              -       (108,800)
   Federal tax effect of S-election termination               -        736,741
   Non deductible expenses                                15,492            -
   Other                                                   2,730            -
                                                      -------------------------
                                                      $  176,901   $ 1,242,558
                                                      =========================

The tax effect of temporary differences that give rise to significant components of deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below:

                                                          1995         1994
                                                      -------------------------
Deferred tax liabilities:
   Interest receivable                                $   348,108  $   445,959
   Purchase discount                                    1,176,551      891,631
                                                      -------------------------
                                                        1,524,659    1,337,590
                                                      -------------------------
Deferred tax assets:
   Accounts payable and accrued expenses                   62,418       66,725
   Syndication costs                                       50,713      192,410
   Inventory repossessed                                  170,988           -
   Allowance for doubtful accounts                             -        19,843
                                                      -------------------------
                                                          284,119      278,978
                                                      -------------------------
                                                      $ 1,240,540  $ 1,058,612
                                                      =========================

Note 12. Due to Affiliates

Due to affiliates represents advances made on behalf of the Company by a company affiliated by common ownership for shared expenses related to the operating facility.

Note 13. Commitments and Contingencies

During 1994 the Company reached a settlement agreement with prior management and third parties settling various claims which it held. The settlement indicates that the Company will receive $750,000 against a judgment and $375,000 in settlement of a separate legal action. In connection with these settlements, the Company recognized $625,000 in income during 1994 of which $502,000 and $593,500 is included in litigation proceeds receivable as of December 31, 1995 and 1994, respectively.